Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (File No. 333-218453) of Breakwave Dry Bulk Shipping ETF (a series of ETF Managers Group Commodity Trust I (the “Trust”)) of our report dated September 28, 2018 relating to the financial statements of Breakwave Dry Bulk Shipping ETF included in the 2018 Form 10-K of the Trust, and to the reference to our Firm as “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, NY

October 31, 2018